                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:


/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             LANVISION SYSTEMS, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------

    (5) Total fee paid:

        ---------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------

    (3) Filing Party:

        ---------------------------------------------

    (4) Date Filed:

        ---------------------------------------------

                             LANVISION SYSTEMS, INC.
                           4700 DUKE DRIVE, SUITE 170
                             MASON, OHIO 45040-9374

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 12, 2000

To Our Shareholders:

         A Special Meeting of Shareholders ("Meeting") of LanVision Systems, Inc. (the "Company"), a Delaware corporation, will be held at 9:00 a.m. (Eastern Standard Time) on Wednesday, January 12, 2000, at 4700 Duke Drive, Suite 170, Mason, Ohio, 45040, for the following purposes:

         1. To approve a capital restructuring proposal to permit the Board of Directors, at its sole discretion, to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio not to exceed one-for-three (1:3).

         2. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

         Shareholders of record at the close of business on December 16, 1999, are entitled to notice of and to vote at the Meeting. In accordance with Delaware Law, a list of stockholders entitled to vote at the Meeting will be available at the Meeting at 4700 Duke Drive, Suite 170, Mason, Ohio 45040, on Wednesday, January 12, 2000, and for ten days prior to the Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Standard Time, at the office of the Transfer Agent, Fifth Third Bank, Corporate Trust Administration, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                     By Order of the Board of Directors


                                     J. Brian Patsy
                                     President and Chief Executive Officer


Mason, Ohio
December 21, 1999

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY

                             LANVISION SYSTEMS, INC.
                           4700 DUKE DRIVE, SUITE 170
                             MASON, OHIO 45040-9374

                                 PROXY STATEMENT


               SPECIAL MEETING OF SHAREHOLDERS - JANUARY 12, 2000


         This proxy statement is furnished to you in connection with the solicitation by the board of directors of proxies to be voted at a special meeting of shareholders of LanVision Systems, Inc. The meeting will be held on Wednesday, January 12, 2000, at 9:00 a.m. (Eastern Standard Time) at 4700 Duke Drive, Suite 170, Mason, Ohio, 45040, for the purposes set forth in the notice of special meeting of shareholders attached to this proxy statement. Officers and regular employees of the company may solicit proxies personally or by telephone without additional compensation. The company will pay all solicitation expenses.

         The designated proxy holders will vote all proxies that are properly executed and received prior to the meeting. If a shareholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specifications. If a shareholder does not specify how to vote the proxy, the proxy will be voted: (1) FOR the approval of the proposal to empower the board to amend the company's certificate of incorporation to effectuate a restructuring of the company's capitalization, and (2) in the proxy holders' discretion, on such other business as may properly come before the meeting. Any person giving a proxy has the power to revoke it at any time before its exercise by (1) filing a signed written statement revoking his or her proxy with the company's secretary or (2) submitting an executed proxy bearing a date later than that of the proxy being revoked. Any person giving a proxy may also revoke the proxy by attending the meeting and voting in person. Attendance at the meeting will not by itself constitute the revocation of a proxy.

         This proxy statement and the accompanying proxy are first being sent to shareholders on or about December 21, 1999. The company will bear the costs of preparing, assembling, and mailing the notice, proxy statement, and form of proxy for the meeting.


                                VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the company's common stock, with each share entitled to one vote. Only shareholders of record at the close of business on December 16, 1999, are entitled to notice of and to vote at the meeting or any adjournment. At the close of business on December 16, 1999, there were 8,838,033 shares of common stock issued and outstanding. A minimum of a majority of the shares of common stock issued and outstanding must be represented at the meeting, in person or by proxy, in order to constitute a quorum. Assuming a quorum is present, the affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding will be necessary to approve the proposal to empower the board to amend the company's certificate of incorporation to effectuate a restructuring of the company's capitalization.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied at the meeting. Abstentions shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on the proposal and will have no effect on the passage of the proposal.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth information, as of December 1, 1999, with respect to beneficial ownership of the common stock by each person known by the company to be the beneficial owner of more than 5% of its outstanding common stock, by each director and executive officer of the company, and by all officers and directors of the company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.


                                                     Shares
                                                     Beneficially         Percent
Name and Address of Beneficial Owner                 Owned(1)             of Class(2)
------------------------------------                 --------             -----------

Blue Chip Capital Fund Limited Partnership(3)....      746,000             8.44%
250 East 5th Street
Cincinnati, Ohio 45202

Awad Asset Management, Inc.(6)...................      785,250             8.88%
250 Park Avenue, 2nd Floor
New York, NY 10177

The HillStreet Fund, L.P.(7).....................      750,000             7.82%
300 Main Street
Cincinnati, OH 45202

J. Brian Patsy...................................    2,279,000            25.79%
4700 Duke Drive, Suite 170
Mason, Ohio 45040

Eric S. Lombardo.................................    2,161,000            24.45%
4700 Duke Drive, Suite 170
Mason, Ohio 45040


George E. Castrucci(4)...............................   18,750                 *
Z. David Patterson(3)................................  746,000             8.44%
Thomas E. Perazzo(5).................................   74,174                 *



All current directors and executive officers as a group (5 persons)...   5,278,924           59.19%


----------------------------------------------
* Represents less than 1%.

(1) Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options or warrants are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this proxy statement or if they become exercisable within 60 days thereafter.

(2) These percentages assume the exercise of certain currently exercisable stock options and warrants.

(3) Mr. Z. David Patterson, a director of the company, is also Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership. Mr. Patterson may be deemed to be the beneficial owner of such shares and shares investment power with the other officers of Blue Chip Venture Company.

(4) Includes 8,750 shares that are issuable upon the exercise of currently exercisable options.

(5) Includes 2,000 shares held of record by Mr. Perazzo's wife, and 72,174 shares that are issuable upon the exercise of currently exercisable options.

(6)      Based on a Form 13F, filed with the SEC on October 28, 1999.

(7) The company has issued a warrant in connection with the issuance of a $6,000,000 Note to purchase 750,000 shares of common stock of the company at $3.87 per share at any time after May 16, 1999 through July 16, 2008.


                                  PROPOSAL FOR
                           APPROVAL OF A RESTRUCTURING
                         OF THE COMPANY'S CAPITALIZATION
                         AT THE DISCRETION OF THE BOARD

INTRODUCTION


         In November 1999, the board approved, subject to approval by Nasdaq for listing on The Nasdaq SmallCap Market and subject to the stockholders' approval solicited hereby, a capital restructuring proposal to permit the board, at its sole discretion, to amend the company's certificate of incorporation to effectuate a reverse stock split of the company's common stock at a ratio not to exceed one-for-three (1:3). Approval of the proposal would give the board discretionary authority to implement the proposal for a twenty-four month period, until January 12, 2002. The company must also receive the approval of its lender, The HillStreet Fund L.P., prior to amending its certificate of incorporation to effectuate the restructuring. The company has requested lender approval, but no assurances can be made that such approval will be obtained.


         The directors propose to have the authority to amend the company's certificate of incorporation, at their discretion, to reclassify the common stock of the company to effectuate a reverse stock split, such that for up to every three (3) pre-amendment shares of common stock held by a stockholder, such holder would be entitled to one (1) post-amendment share of common stock, fractional shares being rounded up to the nearest full post-amendment share, with outstanding warrants and options to purchase stock being adjusted accordingly.

         The board believes that stockholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the reverse split may be effected provides the board with maximum flexibility to achieve the purposes of the reverse split. If the stockholders approve the reverse split at the meeting, the reverse split will be effected, if at all, only upon a determination by the board that the reverse split (in an exchange ratio determined by the board within the limits set forth herein) is in the best interests of the company and its stockholders at that time. Notwithstanding approval of the reverse split by the stockholders, the board may, in its sole discretion, determine not to effect the reverse split. A reverse split would become effective upon the filing with the Secretary of State of Delaware of an amendment to the company's certificate of incorporation.

         Adjustments to the corporate financial statements to reflect the reclassification and reverse split are expected to be minimal. The expected immediate effect in the market would be an approximate increase in the trading price per share, and a decrease in the number of post-amendment shares involved in a trade of shares that would have been involved in an identical trade. Outstanding pre-amendment shares of 8,838,033 would become as few as approximately 2,946,011 outstanding post-amendment shares (in the event of a one-for-three split), depending on what ratio was decided by the board.

         Effective November 30, 1999, the company's common stock began trading on The Nasdaq SmallCap Market under the symbol "LANVC" pursuant to certain conditions. The company's common stock previously was traded on the Nasdaq National Market. However, following the company's November 18, 1999 appearance before the Nasdaq Listing Qualifications Panel, Nasdaq denied the company's request for continued listing on the Nasdaq National Market for failure to meet continued listing standards. Nasdaq did grant the company's request to be listed on The Nasdaq SmallCap Market, which has lower maintenance standards.


         The listing of the company's common stock on The SmallCap Market is conditioned on the company, by January 31, 2000: (1) making a public filing with the SEC evidencing net tangible assets of $3,200,000 as of January 31, 2000 utilizing a December 31, 1999 balance sheet, adjusted for pro forma transactions during the period December 31, 1999 to the date of the filing, and (2) achieving a closing bid price of at least $1.00 per share and maintaining such bid price for ten consecutive trading days. Nasdaq may also require different or additional conditions on the company's common stock in order to continue The SmallCap Market listing.

         The board believes that a delisting could adversely affect the ability of the company to attract new investors, may result in decreased liquidity of the outstanding shares of common stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent to trading such shares. Although the closing bid price for the company's common stock has been above $1.00 per share for more than ten consecutive trading days since November 24, 1999, there is no assurance that it will maintain this closing bid price through January 31, 2000 or beyond. The company believes that, if the restructuring is approved and implemented, there is a greater likelihood that the minimum bid price of the common stock will be maintained at a level over $1.00 per share on an ongoing basis. There can be no assurance, however, that: (1) approval and implementation of the restructuring will succeed in maintaining the bid price of the company's common stock above $1.00 per share, (2) even if Nasdaq's minimum bid price maintenance standard were satisfied, the company would be able to achieve net tangible assets of $3,200,000, or (3) the company's common stock would not be delisted by Nasdaq for other reasons.


         Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, a reverse stock split could be followed by a decrease in the aggregate market value of a corporation's equity capital. The board, however, believes that this risk is off-set by the prospect that the reverse stock split will improve the likelihood that the company will be able to maintain its Nasdaq SmallCap Market listing and may, by increasing the per share price, make an investment in the common stock more attractive for certain investors. If the company's securities are delisted from The Nasdaq SmallCap Market, trading, if any, of the company's securities would thereafter have to be conducted in the over-the-counter markets. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the company's securities. In addition, if the common stock were to become delisted from trading on The Nasdaq SmallCap Market and the trading price of the common stock were to remain below $5.00 per share, trading in the company's common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock and the ability of investors to trade the company's common stock.

         The purpose of the reverse split is to increase the market value of the common stock. The board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading market for the common stock and improve the likelihood that the company will be allowed to maintain its listing on The Nasdaq SmallCap Market. If the reverse split proposal is authorized by the stockholders, the board will have the discretion to implement a reverse stock split once during the next 24 months, or effect no reverse stock split at all. The board has submitted an exchange ratio range in order to give it latitude. If the trading price of the common stock increases without a reverse split, a reverse split may not be necessary, or one of lesser proportions would be required than if the trading price decreased or remains constant.

         In connection with any determination to effect a reverse split, the board will also select the reverse split ratio that, in its discretion, results in the greatest marketability of the common stock based on prevailing market conditions. No further action on the part of the stockholders would be required to either effect or abandon a reverse split. If no reverse split is effected by January 12, 2002, the board's authority to effect a reverse split will also terminate.

         Based upon current market conditions and in light of the Nasdaq Listing Qualifications Panel's decision discussed above, management has determined that authorization of the restructuring is in the best interest of the company's stockholders. The restructuring would be effected by management by filing an amendment to the certificate of incorporation of the company with the Delaware Secretary of State.

         Holders of the common stock have no preemptive or other subscription rights.

PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION


         If: (1) the stockholders approve the restructuring, (2) the company's lender approves the amendment to the company's certificate of incorporation and
(3) the board decides to effect a reverse split prior to January 12, 2002, the company will amend the existing provision of the certificate of incorporation relating to the company's authorized capital. Accordingly, the current Article Fourth of the certificate of incorporation will be numbered as paragraph (1) and the following will be added as paragraph (2) to Article Fourth:


         "(2) Each ________ (___) shares of the Corporation's Common Stock issued as of the date and time immediately preceding [insert Date which Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. "


         If the stockholders approve the restructuring and the company's lender approves the amendment to the company's certificate of incorporation, the above amendment (as completed to account for the reverse split exchange ratio and the Split Effective Date) to the company's certificate of incorporation would become effective upon the board's decision to implement a reverse split and the filing of an amendment to the certificate of incorporation with the Secretary of State of Delaware.


PRINCIPAL EFFECTS OF THE RESTRUCTURING

         The proposed restructuring will not affect any stockholder's proportionate equity interest in the company or the rights, preferences, privileges or priorities of any stockholder, other than an adjustment which may occur due to fractional shares. A stockholder may hold less than 100 shares of the company's common stock after the proposed restructuring and as a consequence may incur greater costs associated with trading. Likewise, the proposed restructuring will not affect the total stockholders' equity of the company or any components of stockholders' equity as reflected on the financial statements of the company except (i) to change the numbers of the issued and outstanding shares of common stock, (ii) to change the stated capital of the company's common stock to reflect the reverse split, and (iii) for an adjustment which will occur due to the costs incurred by the company in connection with this proxy statement and the implementation of such of the proposals as are approved by the stockholders.

         The following table illustrates the principal effects on the company's capital stock of the restructuring for several possible exchange ratios:


                                                                                   NUMBER OF SHARES OF
                  NUMBER OF SHARES OF COMMON STOCK                                   PREFERRED STOCK
                  -----------------------------------------------------------  ----------------------------
                                                 One-for-Two
                  Prior to        One-for-Two   and One-half   One-for-Three      Prior          After
                  Restructuring   Reverse Split Reverse Split  Reverse Split   Restructuring  Restructuring
                                      (1:2)        (1:2.5)          (1:3)

Authorized          25,000,000     25,000,000     25,000,000     25,000,000      5,000,000      5,000,000

Issued and
outstanding          8,838,033      4,419,016      3,535,213      2,946,011              0              0

Available for
future issuance     16,161,967     20,580,984     21,464,787     22,053,989      5,000,000      5,000,000


EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         Pursuant to the proposed reverse split, depending on the reverse split ratio selected by the board, up to every three (3) shares of issued common stock would be converted and reclassified into one (1) share of post-split common stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. For example, a holder of one hundred (100) shares prior to the Split Effective Date would be the holder of thirty-four (34) shares at the Split Effective Date if the one-for-three (1:3) reverse stock split ratio is selected by the board. All shares held by a stockholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the stockholder. The proposed reverse split would become effective immediately on the Split Effective Date. Stockholders will be notified on or after the Split Effective Date that the reverse split has been effected. The company's transfer agent, Fifth Third Bank, Corporate Trust Administration, will act as the company's exchange agent for stockholders in implementing the exchange of their certificates.

         As soon as practicable after the Split Effective Date, stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the exchange agent in exchange for certificates representing post-split common stock. Stockholders will not receive certificates for shares of post-split common stock unless and until the certificates representing their shares of pre-split common stock are surrendered and they provide such evidence of ownership of such shares as the company or the exchange agent may require. Stockholders should not forward their certificates to the exchange agent until they have received notice from the company that the reverse split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the company's pre-split common stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split common stock.

         No service charge will be payable by stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the restructuring is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed restructuring. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

         The company believes that the reorganization will constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986. Provided that the reorganization constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code, for federal income tax purposes:

- no gain or loss will be recognized by the company as a result of the restructuring and no gain or loss will be recognized by stockholders who receive post-split common stock in exchange for issued common stock;

- the aggregate federal income tax basis of the post-split common stock received by a stockholder will be the same as the aggregate federal income tax basis of the issued common stock surrendered in exchange therefor; and

- the holding period of the post-split common stock received by a stockholder will include the period during which the issued common stock surrendered in exchange therefor was held, provided that the issued common stock was held as a capital asset by the stockholder on the date of the exchange.

         The foregoing discussion is intended only as a summary of the material federal income tax consequences of the restructuring. The foregoing discussion does not address the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). The foregoing discussion is not intended as tax advice to any person or entity.

         No information is provided herein with respect to the tax consequences, if any, of the restructuring under applicable state, local, foreign, and other tax laws. No ruling from the

Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders as a result of the restructuring.

         The foregoing discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings, and judicial decisions as in effect as of the date of this document. There can be no assurance that future legislative, administrative, or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RESTRUCTURING, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


VOTING REQUIREMENTS

         Each holder of common stock is entitled to one vote per share held. The holders of a majority of the shares of the common stock issued and outstanding constitutes a quorum. The affirmative vote of holders of at least two-thirds of the outstanding shares of common stock is required for approval of the grant of discretionary authority to implement the restructuring. In the event that a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting present in person or by proxy shall have power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the board will be voted for approval of the grant of discretionary authority to implement the restructuring, unless otherwise indicated.

         A stockholder voting through a proxy who abstains with respect to approval of the proposal for the grant of discretionary authority to implement the restructuring shall be considered to have cast a negative vote with respect to the grant of discretionary authority to implement the restructuring at the meeting.

RECOMMENDATION OF THE BOARD

         The board of directors recommends a vote "FOR" the proposal to grant discretionary authority to the board to amend the company's certificate of incorporation to effectuate the restructuring. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR approval of the grant of discretionary authority to the board to amend the certificate of incorporation to effectuate the restructuring.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECTUATE A RESTRUCTURING OF THE COMPANY'S CAPITALIZATION.

                              SHAREHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the company's proxy statement and form of proxy relating to the company's 2000 annual meeting of stockholders must be received by the company not later than December 26, 1999. Such proposals should be sent to the Corporate Secretary, LanVision Systems, Inc., 4700 Duke Drive, Suite 170, Mason, Ohio 45040-9374. The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 of the Securities and Exchange Act of 1934. Any stockholder who intends to propose any other matter to be acted upon at the 2000 annual meeting of stockholders must inform the company no later than March 10, 2000. If notice is not provided by that date, the persons named in the company's proxy for the 2000 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2000 annual meeting.


                                  OTHER MATTERS

         The board does not presently intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of special meeting. No stockholder has informed the company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

REVOCABLE PROXY

                             LANVISION SYSTEMS, INC.
                           4700 DUKE DRIVE, SUITE 170
                             MASON, OHIO 45040-9374


            PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING
                                JANUARY 12, 2000

         The undersigned hereby appoints J. Brian Patsy and Eric S. Lombardo, and each of them, attorneys-in-fact and proxies, each with the full power of substitution, to vote all shares of the Common Stock of LanVision Systems, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on Wednesday, January 12, 2000, and any adjournments or postponements thereof, upon all matters that may properly come before the Special Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE SPECIAL MEETING.

         1. To approve a capital restructuring proposal to permit the Board of Directors, at its sole discretion, to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio not to exceed one-for-three (1:3).

                     FOR        AGAINST        ABSTAIN

                     [ ]          [ ]            [ ]

         2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

                            (continued on other side)
--------------------------------------------------------------------------------

         The undersigned acknowledges having received from LanVision Systems, Inc., prior to the execution of this Proxy, a Notice of Special Meeting and a Proxy Statement.

         Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:______________         __________________________________________
                            Signature(s) of Stockholder or Stockholders,
                            (Executors, Administrators, Trustees, etc. should give full title.)









 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK,
    SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.